Exhibit 99.B(j)(1)

Goodwin Procter LLP
Counsellors at Law
Exchange Place
Boston, MA 02109
T: 617.570.1000
F: 617.523.1231

September 27, 2007

ING Series Fund, Inc.

7337 E. Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:	ING Series Fund, Inc.
Post-Effective Amendment No. 98 to Registration Statement on Form N-1A
File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A of ING Series Fund, Inc. (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP